UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2025

Protara Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36694	20-4580525
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

345 Park Avenue South Third Floor New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 844-0337

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TARA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On January 13, 2025, Protara Therapeutics, Inc. (the “Company”) posted an updated corporate presentation (the “Presentation”) to the “Investors—Events and Presentations” section of the Company’s website at www.protaratx.com. A copy of the Presentation is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

On January 13, 2025, the Company also released a press release highlighting recent updates and anticipated 2025 milestones for the Company. A copy of the press release is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

As previously disclosed, on December 11, 2024, the Company completed a public offering of an aggregate of 13,690,000 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”) and, for certain purchasers, pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 2,325,372 shares of Common Stock (the “Offering”). The price to the public in the Offering was $6.25 per share of Common Stock and $6.249 per Pre-Funded Warrant, which was the price per share at which the shares of Common Stock were sold to the public in the Offering, minus the $0.001 exercise price per Pre-Funded Warrant. In connection with the Offering, the Company also granted the underwriters the option, for 30 days, to purchase up to an additional 2,402,305 shares of Common Stock at the public offering price, less underwriting discounts and commissions (the “Underwriters’ Option”).

On January 8, 2025, the underwriters notified the Company of their determination to exercise the Underwriters’ Option in part, purchasing an additional 438,738 shares of Common Stock, at the public offering price less underwriting discounts and commissions. Closing for the partial exercise of the Underwriters’ Option occurred on January 13, 2025.

The Offering was made pursuant to an effective registration statement on Form S-3 (File No. 333-275290) (the “Registration Statement”) previously filed with the Securities and Exchange Commission on November 3, 2023, and declared effective on November 14, 2023, and related prospectus supplement dated December 9, 2024.

The aggregate gross proceeds to the Company from the Offering, including the partial exercise of the Underwriters’ Option, are expected to be approximately $102.7 million, before deducting fees to the underwriters and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering to fund the clinical development of TARA-002, as well as the development of other clinical programs. The Company may also use the net proceeds from the Offering for working capital and other general corporate purposes.

A copy of the opinion of Sullivan & Cromwell LLP, counsel to the Company, is filed herewith as Exhibit 5.1 to this Current Report on Form 8-K. Exhibits 5.1 and 23.1 (included in Exhibit 5.1) of this Current Report on Form 8-K are hereby incorporated by reference into the Registration Statement.

Forward-Looking Statements

Statements contained in this Form 8-K regarding matters that are not historical facts are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “designed,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words or expressions referencing future events, conditions or circumstances that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such forward-looking statements include but are not limited to, statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the expected use of proceeds from the offering. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that contribute to the uncertain nature of the forward-looking statements include the risks and uncertainties associated with the Company’s business and financial condition in general, including the risks and uncertainties described more fully under the caption “Risk Factors” and elsewhere in the Company’s filings and reports with the United States Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
5.1	Opinion of Sullivan & Cromwell LLP.
23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).
99.1	Corporate Presentation, dated January 13, 2025.
99.2	Press Release, dated January 13, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2025

Protara Therapeutics, Inc.

By:	/s/ Patrick Fabbio
Patrick Fabbio
Chief Financial Officer

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